Exhibit 10.25

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN OMITTED AS NOT MATERIAL AND PRIVATE OR CONFIDENTIAL

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”), executed on July 26, 2025, be effective as of the date the Securities Exchange Commission (“SEC”) declares effective the Form S-4 filed with the SEC by Coeptis Therapeutics Holdings, Inc. on June 26, 2025, as such filing may be amended in response to the SEC comments (the “Effective Date”), is by and between Minting Dome Inc, a Delaware corporation, with offices located at 2803 Philadelphia Pike, Ste B #334, Claymont, Delaware 19703 (“MDI”) and Z Squared Inc., a Wyoming corporation, with offices located at 670 NW 113th Street, Miami, Florida 33168 (“Client” and together with MDI, the “Parties”, and each a “Party”).

WHEREAS, Client owns certain cryptocurrency mining hardware, as described on Schedule A attached hereto (the “Miners”); and

WHEREAS, Client desires to retain MDI to provide certain services related to hosting, managing and maintaining the Miners, and MDI is willing to perform such services, under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDI and Client agree as follows:

1.	Services.

1.1 MDI shall provide to Client the services (the “Services”) set out in one or more statements of work to be issued by Client and accepted by MDI (each, a “Statement of Work”) for Client’s Miners. The initial accepted Statement of Work and schedule of Client’s Miners are attached hereto as Exhibit A and Schedule A, respectively. Additional Statements of Work shall be deemed issued and accepted only if signed by the MDI Authorized Representative and the Client Authorized Representative, appointed pursuant to Section 2.1(a) and Section 3.1, respectively.

2.	MDI Obligations. MDI shall:

2.1 Designate employees or contractors that it determines, in its sole discretion, to be capable of filling the following positions:

(a) A primary contact to act as its authorized representative with respect to all matters pertaining to this Agreement (the “MDI Authorized Representative”).

(b) A number of employees or contractors that it deems sufficient to perform the Services set out in each Statement of Work (collectively, with the MDI Authorized Representative, “MDI Representatives”).

2.2 Maintain complete and accurate records relating to the provision of the Services under this Agreement. During the Term, upon Client’s written request, MDI shall allow Client or Client’s representative to inspect and make copies of such records in connection with the provision of the Services, provided that Client gives MDI at least five (5) business days’ advance written notice of the planned inspection.

2.3 Provide Client or its agents access to Client’s Miners at the Hosting Site(s) (as defined in the applicable Statement of Work), subject to the following conditions: (a) Client shall give MDI at least 72 hours’ prior written notice of its intention to enter the Hosting Site in order to access Client’s Miners, and shall specify the estimated time it anticipates being in the Hosting Site; (b) Client shall only enter the Hosting Site if accompanied by an authorized representative of MDI; (c) Client shall not interfere with operations in the Hosting Site; and (d) Client shall have received MDI’s written approval of such access, which may be withheld, delayed or conditioned in MDI’s sole discretion, to ensure security and operational integrity.

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3.	Client Obligations. Client shall:

3.1 Designate one of its employees or agents to serve as its primary contact with respect to this Agreement and to act as its authorized representative with respect to matters pertaining to this Agreement (the “Client Authorized Representative”), with such designation to remain in force unless and until a successor Client Authorized Representative is appointed.

3.2 Require that the Client Authorized Representative respond promptly to any reasonable requests from MDI for instructions, information or approvals required by MDI to provide the Services.

3.3 Cooperate with MDI in its performance of the Services and provide access to Client’s premises, employees, contractors, and equipment as required to enable MDI to provide the Services.

3.4 Take all steps necessary, including obtaining any required account(s), digital wallet(s), license(s) or consent(s), to prevent Client-caused delays in MDI’s provision of the Services.

4.	Fees and Expenses.

4.1 In consideration of the provision of the Services by MDI and the rights granted to Client under this Agreement, Client shall pay the fees set out in the Statement(s) of Work. Payment to MDI of such fees and the reimbursement of expenses pursuant to this Section 4 shall constitute payment in full for the performance of the Services. Unless otherwise provided in the applicable Statement of Work, said fees will be payable upon receipt by Client of an invoice from MDI, but in no event more than ten (10) business days after completion of the Services performed pursuant to the applicable Statement of Work.

4.2 Client shall reimburse MDI for all reasonable expenses incurred in accordance with the Statement of Work, within ten (10) business days of receipt by Client of an invoice from MDI.

4.3 Client shall be responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by Client hereunder; and to the extent MDI is required to pay any such sales, use, excise, or other taxes or other duties or charges, Client shall reimburse MDI in connection with its payment of fees and expenses as set forth in this Section 4.

4.4 MDI and Client shall make adjustments to charges as required to reflect the discovery of errors or omissions or changes in the fees. Except for invoiced payments that Client has successfully disputed, all late payments shall bear interest at the lesser of (a) the rate of 2.5% per month and (b) the highest rate permissible under applicable law, calculated daily and compounded monthly. Client shall also reimburse MDI for all costs incurred in collecting any late payments, including, without limitation, attorneys’ fees. In addition to all other remedies available under this Agreement or at law (which MDI does not waive by the exercise of any rights hereunder), MDI shall be entitled to suspend the provision of any Services if Client fails to pay any amounts when due hereunder and such failure continues for ten (10) days following written notice thereof.

5.	Indemnification; Limited Warranty and Limitation of Liability.

5.1 Indemnification.

(a) Indemnification by Client. Subject to the terms of Section 5.1(b), Client shall indemnify, hold harmless, and defend MDI and its affiliates, and its and their respective officers, directors, members, managers, partners, employees, and other representatives agents, successors, and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including professional fees and reasonable attorneys’ fees, that are incurred by Indemnified Party (collectively, “Losses”), arising out of any third-party claim alleging:

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(i) breach or non-fulfillment of any representation, warranty, or covenant under this Agreement or a Statement of Work, by Client;

(ii) any negligent or more culpable act or omission of Client (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement or a Statement of Work;

(iii) any bodily injury, death of any person, or damage to real or tangible personal property caused by the negligent or more culpable acts or omissions of Client (including any reckless or willful misconduct); or

(iv) any failure by Client to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement or a Statement of Work.

(b) Certain Limitations. Except for claims arising from Client’s fraud, willful misconduct, or breach, Client shall not be liable to Indemnified Party under Section 5.1(a) for Losses in excess of the aggregate amount paid or payable by Client to MDI for the Services as of the date on which an indemnifiable claim arises.

5.2 Limited Warranty. MDI warrants that it shall perform the Services:

(a) In accordance with the terms and subject to the conditions set out in the respective Statement of Work and this Agreement.

(b) In a timely, workmanlike, and professional manner in accordance with generally recognized industry standards for similar services.

5.3 Limitation of Liability. MDI’s sole and exclusive liability and Client’s sole and exclusive remedy for breach of this warranty shall be as follows:

(a) MDI shall use reasonable commercial efforts to promptly cure any such breach; provided, that if MDI cannot cure such breach within a reasonable time (but no more than 30 days) after Client’s written notice of such breach, Client may, at its option, terminate the Agreement by serving written notice of termination in accordance with Section 8.2.

(b) In the event the Agreement is terminated pursuant to Section 5.3(a) above, MDI shall within sixty (60) days after the effective date of termination, refund to Client any fees paid by Client as of the date of termination for the Service or Deliverables (as defined in Section 6 below), less a deduction equal to the fees for receipt or use of such Deliverables or Service up to and including the date of termination on a pro-rated basis.

(c) The foregoing remedy shall not be available unless Client provides written notice of such breach within thirty (30) days after delivery of such Service or Deliverable to Client.

5.4 MDI MAKES NO WARRANTIES EXCEPT FOR THAT PROVIDED IN SECTION 5.1, ABOVE. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED.

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6.	Intellectual Property.

6.1 All intellectual property rights, including copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks, service marks, trade secrets, know- how and other confidential information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, derivative works and all other rights (collectively, “Intellectual Property Rights”) in and to all documents, work product, and other materials that are delivered to Client under this Agreement or prepared by or on behalf of MDI in the course of performing the Services, including any items identified as such in the Statement of Work (collectively, the “Deliverables”) shall be owned by MDI. MDI hereby grants Client a license to use all Intellectual Property Rights in the Deliverables free of additional charge and on a non-exclusive, United States, non-transferable, non- sublicensable, fully paid-up, royalty-free and perpetual basis to the extent necessary to enable Client to make reasonable use of the Deliverables and the Services.

6.2 MDI shall retain full ownership rights in and to all documents, data, know-how, methodologies, software, and other materials provided by or used by MDI in connection with performing the Services, in each case developed or acquired by MDI prior to the commencement or independently of this Agreement (collectively, together with all associated Intellectual Property Rights, the “Pre-Existing Materials”). MDI hereby grants Client a license to use any Pre-Existing Materials free of additional charge and on a non-exclusive, United States, non-transferable, non-sublicensable, fully paid-up, royalty-free and perpetual basis to the extent necessary to enable Client to make reasonable use of the Deliverables and the Services.

7. Confidentiality. From time to time during the Term of this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”), non-public, proprietary, and confidential information of Disclosing Party (collectively, the “Confidential Information”); provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Receiving Party’s breach of this Section 7; (b) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source that was not legally or contractually restricted from disclosing such information; (c) the Receiving Party establishes by documentary evidence, was in Receiving Party’s possession prior to Disclosing Party’s disclosure hereunder; or (d) the Receiving Party establishes by documentary evidence, was or is independently developed by Receiving Party without using any of the Disclosing Party’s Confidential Information. The Receiving Party shall: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any person or entity, except to the Receiving Party’s Group who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

If the Receiving Party is required by applicable law or legal process to disclose any Confidential Information, it shall, prior to making such disclosure, use commercially reasonable efforts to notify Disclosing Party of such requirements to afford Disclosing Party the opportunity to seek, at Disclosing Party’s sole cost and expense, a protective order or other remedy. For purposes of this Section 7 only, “Receiving Party’s Group” shall mean the Receiving Party’s affiliates and its or their employees, officers, directors, shareholders, partners, members, managers, agents, independent contractors, service providers, sublicensees, subcontractors, attorneys, accountants, and financial advisors.

8.	Term, Termination, and Survival.

8.1 This Agreement shall commence as of the Effective Date and shall continue thereafter for a period of three (3) years (the “Term”) unless sooner terminated pursuant to Section 8.2 or Section 8.3.

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8.2 Either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”) if the Defaulting Party:

(a) Materially breaches this Agreement, and the Defaulting Party does not cure such breach within thirty (30) days after receipt of written notice of such breach, or such material breach is incapable of cure.

(b) Becomes insolvent or admits its inability to pay its debts generally as they become due.

(c) Becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) days or is not dismissed or vacated within forty-five (45) days after filing.

(d) Is dissolved or liquidated or takes any corporate action for such purpose.

(e) Makes a general assignment for the benefit of creditors.

(f) Has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

8.3 Notwithstanding anything to the contrary in Section 8.2(a), MDI may terminate this Agreement before the expiration date of the Term on written notice if Client fails to pay any amount when due hereunder: (a) and such failure continues for ten (10) business days after Client’s receipt of written notice of nonpayment; or (b) more than two (2) times in any two (2) month period.

8.4 The rights and obligations of the Parties set forth in this Section 8 and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

9.	Limitation of Liability.

9.1 IN NO EVENT SHALL MDI BE LIABLE TO CLIENT OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT MDI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

9.2 IN NO EVENT SHALL MDI’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID OR PAYABLE TO MDI IN THE THREE (3) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

10. Insurance. Client acknowledges and agrees that MDI is not an insurer and MDI makes no representations or warranties regarding coverage insuring the activities of MDI, Client or Client’s Miners under this Agreement. Client shall, at its own expense, be responsible for maintaining and carrying adequate insurance coverage for Client’s Miners.

11. Entire Agreement. This Agreement, including and together with any related Statements of Work, exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. The Parties acknowledge and agree that if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of any Statement of Work, the terms and conditions of this Agreement shall supersede and control.

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12. Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section 12.

Notice to Client:[***]

Notice to MDI:[***]

With a copy to:[***]

13. Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Amendments. No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

15. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

16. Assignment. Client shall not assign, transfer, delegate or subcontract any of its rights or delegate any of its obligations under this Agreement without the prior written consent of MDI. Any purported assignment or delegation in violation of this Section 16 shall be null and void. No assignment or delegation shall relieve Client of any of its obligations under this Agreement. MDI may assign any of its rights or delegate any of its obligations to any affiliate or to any person acquiring all or substantially all of MDI’s assets without Client’s consent.

17. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

18. Relationship of the Parties. The relationship between the Parties is that of independent contractors. The details of the method and manner for performance of the Services by MDI shall be under its own control, Client being interested only in the results thereof. MDI shall be solely responsible for supervising, controlling, and directing the details and manner of the completion of the Services. Nothing in this Agreement shall give Client the right to instruct, supervise, control, or direct the details and manner of the completion of the Services. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other party in any manner whatsoever.

19. No Third-Party Beneficiaries. This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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20. Choice of Law. This Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

21. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 12, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23. Force Majeure. No Party shall be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations of Client to make payments to MDI hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the impacted party’s (“Impacted Party”) control, including, without limitation, the following force majeure events (“Force Majeure Event(s)”): (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order, law, or actions; (e) embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strikes, labor stoppages, or slowdowns, or other industrial disturbances; (h) shortage of adequate power or transportation facilities; and (i) other events beyond the control of the Impacted Party. The Impacted Party shall give notice within ten (10) days of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. In the event that the Impacted Party’s failure or delay remains uncured for a period of thirty (30) consecutive days following written notice given by it under this Section, the other Party may thereafter terminate this Agreement upon thirty (30) days’ written notice.

24. Exclusivity. During the Term of this Agreement, Client agrees that MDI shall be its exclusive provider for the Services described herein and on each Statement of Work for the Miners. Client shall not engage any other provider to perform any services that are the same as or similar to the Services provided by MDI under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

“CLIENT”

Z SQUARED INC.

By: /s/ David Halabu

Name: David Halabu

Title: Chief Executive Officer

“MDI”

MINTING DOME INC

By: /s/ Michelle Burke

Name: Michelle Burke

Title: Chief Executive Officer

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EXHIBIT A

INITIAL STATEMENT OF WORK

This Statement of Work (“Statement of Work”), adopts and incorporates by reference the terms and conditions of the Master Services Agreement (“Master Services Agreement”), which was entered into on [•], 2025, between Minting Dome Inc, a Delaware corporation, with offices located at 2803 Philadelphia Pike, Ste B #334, Claymont, Delaware 19703 (“MDI”) and Z Squared Inc., a Wyoming corporation, with offices located at 670 NW 113th Street, Miami, Florida 33168 (“Client” and together with MDI, the “Parties”, and each a “Party”), as it may be amended from time to time.

This Statement of Work shall become effective as of the effective date of Master Services Agreement and shall remain in effect until expiration of Master Services Agreement (“Expiration Date”), unless earlier terminated in accordance with the terms set forth therein. Transactions performed under this Statement of Work will be conducted in accordance with and be subject to the terms and conditions of this Statement of Work and the Master Services Agreement. Capitalized terms used but not defined in this Statement of Work shall have the meanings set out in the Master Services Agreement.

I. Exclusive Appointment. Client hereby appoints MDI on an exclusive basis to render the services described in this Statement of Work for Client’s Miners.

II. Services. MDI shall, on behalf of Client and pursuant to Client’s direction and instructions, provide the following services for Client, in each case in accordance with the terms and conditions of this Statement of Work:

A. Delivery and Installation. To the extent not previously installed, MDI shall (i) coordinate and monitor the delivery of Client’s Miners to one or more MDI hosting sites/locations that provide electrical power, internet access, and connection equipment necessary to operate the Miners (each a “Hosting Site”); and (ii) provide racking infrastructure and install the Miners as soon as reasonably practicable following receipt of the Miners and ancillary equipment at the Hosting Site. Client shall be responsible for delivering Client’s Miners to the Hosting Site in good working order and suitable for use in the Hosting Site. Client shall be responsible for any and all costs and expenses associated with the troubleshooting and repair of Client’s Miners received in non-working order, including parts and labor. MDI is not responsible and shall not be liable in any way for delays with installation or hosting, or losses, due to Client’s Miners deemed not to be in good working order upon arrival at the Hosting Site.

B. Logistics Coordination Services. MDI shall provide logistics coordination services related to the procurement, transit, and delivery of Client’s Miners to the Hosting Site. The logistics coordination services include: (i) providing oversight and communication with third-party vendors (e.g., international freight providers, warehousing services, and domestic delivery agents); (ii) monitoring shipment status and providing updates to Client; (iii) supporting customs-related documentation review and timeline tracking; (iv) facilitating scheduling, vendor hand-offs, and destination delivery confirmations; and (v) acting as a liaison between Client and third-party vendors for issue resolution, including delays, damage reports, or vendor disputes. Notwithstanding the foregoing, Client acknowledges and agrees that (x) MDI shall not act as a freight forwarder, common carrier, or customs broker, (y) MDI will not be responsible for executing or filing shipping or customs declarations, and (z) all freight and customs activities must be performed by duly licensed third-party vendors, as selected or approved by Client.

C. Repair Services. Client shall be responsible, at Client’s sole cost and expense, to keep each Client Miner in good repair and working order under normal conditions with appropriate characteristics. In the event a Client’s Miner is determined to be non-working and requires repair, MDI shall oversee the management, coordination, and communications required to facilitate repair of the Client’s Miner by (i) a third-party vendor, if Client’s Miner is not covered by or under the manufacturer’s warranty (a “Non-Warranty Repair”); or (ii) the manufacturer, if Client’s Miner and such repair is covered by the manufacturer’s warranty (“Warranty Repair”). If Client’s Miner cannot be repaired at the Hosting Site and must be shipped to a repair facility, then MDI will use commercially reasonable efforts to undertake a cost-efficient option for such repairs. Client acknowledges and agrees that routine maintenance and repairs to Client’s Miners (as well as routine maintenance and repairs to the Hosting Site), may be performed without notice to or authorization from Client, provided, that MDI shall seek to provide Client with timely and accurate information regarding the status of any repairs to Client’s Miners facilitated by MDI on Client’s behalf.

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D. Hosting and Management Services. Following installation of the Miners at the Hosting Site, MDI will: (i) provide remote personnel to monitor the uptime of the Miners and facilitate repairs and claims for warranty coverage; (ii) provide on-site “smart hands” (staff on the ground) for racking, setup, and de-racking of Client’s Miners; and (iii) operate and maintain the Miners in accordance with industry standards. MDI agrees to supply power, rack space, ambient cooling, and miner reboots, subject to the terms and conditions in this Statement of Work or the Agreement.

E. Identification. Client shall ensure that all Miners are labelled or otherwise marked such that MDI can identify that Client is the owner of such Miners and ancillary equipment.

F. Site Security. MDI shall ensure that each Hosting Site has adequate and reasonable site security in accordance with generally accepted industry standards.

G. Right to Contract with Third Parties. Client acknowledges and agrees that MDI may contract to provide services to one or more additional clients. Similarly, Client acknowledges and agrees that MDI may subcontract the performance of any of its duties or obligations under this Agreement to any one or more persons or third parties.

III. Fees. In consideration of the provision of the Services by MDI and the rights granted to Client under this Agreement, Client shall pay MDI the following fees:

A. Delivery and Installation Fee: In consideration of the provision of the Delivery and Installation Services described in Section II.A above, Client shall pay [***] (“Delivery and Installation Fee”).

B. Logistics Coordination Services Fee. In consideration of the provision of the Logistics Coordination Services described in Section II.B above, Client shall pay [***] (“Logistics Coordination Services Fee”).

C. Repair Services Fee. Client shall be solely responsible for all costs, expenses, and fees incurred in connection with the repair, replacement, or servicing of Client’s Miners, including, but not limited to, parts, labor, packaging, storage, logistics, insurance, shipping, and delivery of Client’s Miners (collectively, “Repair Costs”), regardless of whether such repairs are performed under warranty or otherwise. In consideration of the provision of the Repair Services described in Section II.C above, in addition to the Repair Costs, Client shall pay a repair services fee (“Repair Services Fee”) as follows: [***].

D. Racking/De-racking Fee: Except with respect to racking the Client’s Miners set forth in Schedule A, [***] for racking or de- racking of the Client’s Miners during the Term or upon the expiration (or earlier termination) of this Agreement (“Racking/De-racking Fee”).

E. Hosting and Management Services Fees. In consideration of the provision of the Hosting and Management Services described in Section II.D above, Client shall pay to MDI: (i) hosting fees [***] (“Hosting Fees”); and (ii) management fees [***] (“Management Fees”). The Hosting Fees and Management Fees shall be in addition to all other fees set forth in this Statement of Work, including, without limitation, the Delivery and Installation Fee and the Racking/De-racking Fee.

F. Deposits. [***].

G. Guaranteed Number of Miners and Hashpower Output. Client shall initially provide the 9,000 Miners set forth on Schedule A, to be hosted under this Statement of Work. MDI shall establish an aggregate hashpower output of those hosted Miners within the first ten (10) days following installation and testing. Should the number of hosted Miners under this Statement of Work fall below 8,100 or should the aggregate hashpower output of those hosted Miners decrease by more than 10%, Client shall pay fees under this Statement of Work for 8,100 Miners and 90% the current aggregate hashpower output.

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IV. Payment Terms. Client shall pay (a) all Delivery and Installation Fees, Logistics Coordination Services Fees, Repair Services Fees, and Racking/De-racking Fees due to MDI upon issuance of such invoice, and (b) all Hosting Fees due to MDI on or before the date set forth on such invoice. Management Fees shall be invoiced monthly in advance and shall be due and payable in full upon issuance of such invoice. All payments hereunder shall be in USDC.

V. Rate Increase. Client acknowledges and agrees that MDI may increase its fees in this Statement of Work upon 15 days’ prior written notice to Client, as Client may reasonably require due to an increase in MDI’s operational costs or expenses.

VI. Reimbursement. Client agrees to reimburse MDI for all reasonable travel and out-of-pocket expenses incurred by MDI in connection with the performance of the Services or as a result of any Client request(s). Client shall pay all fees directly to MDI upon issuance of MDI’s invoice.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as of the date first above written.

“CLIENT”

Z SQUARED INC.

By David Halabu

Name: David Halabu

Title: Chief Executive Officer

“MDI”

MINTING DOME INC

By Michelle Burke

Name: Michelle Burke

Title: Chief Executive Officer

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SCHEDULE A DESCRIPTION OF UNITS

[***]

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